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                               UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                  FORM 8-K

                               CURRENT REPORT
         Pursuant to Section 13 or 15(d) of the Securities Exchange
                                Act of 1934

                                July 7, 1997
                        ----------------------------
              Date of Report (Date of earliest event reported)

                  EQUIPMENT LEASING CORPORATION OF AMERICA
       -------------------------------------------------------------
           (Exact name of registrant as specified in its charter)


                DELAWARE        33-65814          23-2408914
       -------------------------------------------------------------
              (State or other   (Commission      (IRS Employer
             jurisdiction of   File Number)    Identification No.)
             incorporation)


          501 SILVERSIDE ROAD, SUITE 76, WILMINGTON, DE     19809
       -------------------------------------------------------------
            (Address of principal executive offices) (Zip Code)


                               (302) 798-2335
                   --------------------------------------
             Registrant's telephone number, including area code

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Item 5.  OTHER EVENTS

As a result of the requests by certificate holders for redemptions which exceeded the Company's cash and cash equivalents, the Company was unable to meet the requests for redemption of its Demand, Fixed Rate and Money Market Thrift Certificates beginning July 7, 1997 and thereafter. Management has reviewed the Trust Indentures covering the registered offerings of these debt securities and has concluded that a default may have occurred in the redemption provisions. The Company had previously suspended sales of its Demand and Fixed Rate Certificates on April 18, 1997. Consideration is being given to various alternatives available to the Company, including but not limited to the filing of a voluntary petition for reorganization under Chapter 11 of the Federal Bankruptcy Code.






                                 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



             EQUIPMENT LEASING CORPORATION OF AMERICA
             -----------------------------------------
             (Registrant)

Date: July 30, 1997By:  /s/  William Shapiro
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             William Shapiro, President